Exhibit 99.2

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

          Solely for the purpose of complying with 18 U.S.C. §1350, each of the undersigned hereby certifies in his capacity as an officer of McKenzie Bay International, Ltd. (the "Company") that the Quarterly Report of the Company on Form 10-QSB/A (Amendment No. 1) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.

          A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: May 22, 2003	/s/ Gary L. Westerholm Gary L. Westerholm President and Chief Executive Officer

/s/ Gregory N. Bakeman Gregory N. Bakeman Chief Financial Officer and Treasurer